EXHIBIT 5

                                    LAW OFFICES
                            MCCAUSLAND, KEEN & BUCKMAN
                            A PROFFESSIONAL CORPORATION
MELVIN J. BUCKMAN             RADNOR COURT, SUITE 160        DIRECT DIAL NO.
MCKINLEY C. McADOO         259 NORTH RADNOR-CHESTER ROAD      (610)341-1070
ROBERT H. YOUNG, JR.      RADNOR, PENNSYLVANIA 19087-5240
CAROL A. CINOTTI                    610-341-1000
JAMES G. LOGUE               TELECOPIER 610-341-1090
ALAN N. ESCOTT              http:/www.mkbattorneys.com
GLENN S. GITOMER
MARC S. MASER
NANCY D. WEISBERG
STEPHAN K. PAHIDES
JANEEN OLSEN DOUGHERTY
AMY ELLIOTT DARLINGTON
TERESA REID



                              November 14, 2000


Securities and Exchange Commission
Fiduciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Airgas, Inc.

Dear Sir or Madam:

     We have acted as counsel to Airgas, Inc., (the "Company"), a Delaware corporation in connection with the preparation and filing of a registration statement on Form S-3, which was filed with the Securities and Exchange Commission on September 20, 2000 and amended on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 402,564 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issued to the Selling Stockholders pursuant to the Registration Rights and Stock Adjustment Agreement (the "Registration Rights Agreement").

     We have examined the Registration Statement, including the exhibits hereto, the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended, the minutes of actions taken by the Board of Directors of the Company, the Registration Rights Agreement and such other instruments as we deemed necessary for the opinions rendered herein. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the 402,564 Shares issued to the Selling Stockholders under the terms of the Registration Rights Agreement are validly issued, fully paid and non-accessible.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                              Sincerely,

                              McCausland, Keen & Buckman


                              By: /s/Nancy D. Weisberg
                                  _________________________________
                                  Nancy D. Weisberg, Vice President